Exhibit 99-3

UFP TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

On January 14, 2008, UFP Technologies, Inc. (“UFP”) and Stephenson & Lawyer, Inc. (“S&L”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provided for a business combination whereby S&L Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of UFP, merged with and into S&L (the “Merger”). The parties consummated the Merger on January 18, 2008. As a result of the Merger, the separate corporate existence of Merger Sub ceased and S&L continued as the surviving corporation in the Merger and as a wholly-owned subsidiary of UFP.

The Merger and the Merger Agreement were unanimously approved by the respective Boards of Directors of UFP and S&L and by the stockholders of S&L entitled to vote thereon. Prior to the effectiveness of the Merger, S&L was a privately-held company owned by a small number of stockholders and family trusts. Neither UFP nor any of its affiliates has any material relationship with any of the former owners of S&L other than in respect of the Merger and the transactions contemplated thereby.

The aggregate consideration paid by UFP in connection with the closing of the Merger consists of $6,915,000 in cash, along with a $60,000 liability for certain expenses to be paid by the Company in the future in connection with the Merger. In addition, pursuant to the terms and conditions of the Merger Agreement, the former owners of S&L are entitled to receive up to an aggregate of $250,000 in cash, which amount is being held by UFP to secure the collectibility of S&L accounts receivable.

UFP and S&L made customary representations, warranties and covenants in the Merger Agreement. Pursuant to the terms and conditions therein, the former owners of S&L have agreed to indemnify UFP for breaches of such representations, warranties and covenants.

The following unaudited pro forma combined statements of operations combine the statements of operations for UFP and S&L for the year ended December 31, 2006 and for the nine months ended September 30, 2007, as if the acquisition had been completed on January 1, 2006.  The following unaudited pro forma combined balance sheet combines the balance sheets of UFP and S&L as of September 30, 2007 as if the acquisition had been completed on September 30, 2007.  The pro forma financial information is based upon the historical consolidated financial statements of UFP and S&L, and the assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.  The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocations.  These preliminary allocations represent estimates made for purposes of these pro forma financial statements and are subject to change upon a final determination of fair value.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of UFP that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of UFP at any future date or the consolidated results of operations for any future period.  Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for cost saving efficiencies that may be realized through the combination of UFP and S&L or costs that may be incurred in integrating the two companies.

The unaudited pro forma combined financial statements should be read in conjunction with the historical audited consolidated financial statements of UFP, including the related notes thereto contained in their respective Form 10-Ks and the unaudited consolidated financial statements in their respective Form 10-Qs which are on file with the SEC and each of which is incorporated herein by reference.

UFP TECHNOLOGIES, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Historical
	UFPT (a)	S&L (a)	Pro Forma		Pro Forma
	30-Sep-07	30-Sep-07	Adjustments		Combined
Assets
Current assets:
Cash and Short-term Investments	$5,686,899	$1,856,480	$(6,915,000	)(b)	$628,379
Receivables, net	12,335,844	1,734,428	—		14,070,272
Inventories	5,440,101	1,953,547	—		7,393,648
Prepaid expenses	902,396	261,866	—		1,164,262
Deferred income taxes	1,032,281	43,000	—		1,075,281
Total current assets	25,397,521	5,849,321	(6,915,000)		24,331,842
Property, plant and equipment	38,925,404	9,691,331	(7,275,801	)(b)(f)	41,340,934
Less accumulated depreciation and amortization	(29,048,070)	(8,056,483)	8,056,483	(f)	(29,048,070)
Net property, plant and equipment	9,877,334	1,634,848	780,682		12,292,864
Deferred income taxes	478,063	54,000	—		532,063
Goodwill	6,481,037	—	—		6,481,037
Other assets	780,637	1,165,543	(1,165,543	)(e)	780,637
Total assets	$43,014,592	$8,703,712	(7,299,861)		$44,418,443
Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$713,563	$—	$—		$713,563
Current installments of capital lease obligations	691,731	—	—		691,731
Accounts payable	5,697,023	264,879	—		5,961,902
Accrued taxes and other expenses	5,639,322	524,107	350,000	(b)	6,513,429
Total current liabilities	12,741,639	788,986	350,000		13,880,625
Long-term debt, excluding current installments	4,837,635	—	—		4,837,635
Capital lease obligations, excluding current installments	1,793,592	—	—		1,793,592
Minority interest	579,184	—	—		579,184
Retirement and other liabilities	882,163	264,865	—		1,147,028
Total liabilities	20,834,213	1,053,851	350,000		22,238,064
Commitments and contingencies
Stockholders’ equity:
Common stock, $.01 par value. Authorized 20,000,000 shares; issued and outstanding 5,374,756 shares at September 30, 2007 and 5,156,764 shares at December 31, 2006	53,748	332,821	(332,821	)(b)	53,748
Additional paid-in capital	11,483,679	2,385	(2,385	)(b)	11,483,679
Retained earnings	10,642,952	7,314,655	(7,314,655	)(b)(e)	10,642,952
Total stockholders’ equity	22,180,379	7,649,861	(7,649,861)		22,180,379
Total liabilities and stockholders’ equity	$43,014,592	$8,703,712	$(7,299,861)		$44,418,443

UFP TECHNOLOGIES, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical
	Nine Months Ended				ProForma
	UFPT (a)	S&L (a)	Adjustments
	30-Sep-07	30-Sep-07	30-Sep-07		30-Sep-07
Net sales	$68,130,065	$10,078,671	$—		$78,208,736
Cost of sales	52,443,351	8,709,758	43,300	(c)	61,196,409
Gross profit	15,686,714	1,368,913	(43,300)		17,012,327
Selling, general & administrative expenses	11,423,120	1,688,241	—		13,111,361
Operating income	4,263,594	(319,328)	(43,300)		3,900,966
Interest expense, net	401,713	—	207,450	(d)	609,163
Minority interest earnings	68,021	—	—		68,021
Other income	(47,538)	(302,647)	—		(350,185)
Income before income tax expense	3,841,398	(16,681)	(250,750)		3,573,967
Income tax expense	1,459,732	—	(95,285	)(c)(d)	1,364,447
Net income	$2,381,666	$(16,681)	$(155,465)		$2,209,520
Net income per share:
Basic	$0.45				$0.42
Diluted	$0.41				$0.38
Weighted average common shares outstanding:
Basic	5,285,430				5,285,430
Diluted	5,822,768				5,822,768

UFP TECHNOLOGIES, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical
	Twelve Months Ended				ProForma
	UFPT (a)	S&L (a)	Adjustments
	31-Dec-06	31-Dec-06	31-Dec-06		31-Dec-06
Net sales	$93,749,239	15,092,991	—		$108,842,230
Cost of sales	74,511,940	13,135,472	(65,667	)(c)	87,581,745
Gross profit	19,237,299	1,957,519	65,667		21,260,485
Selling, general & administrative expenses	14,183,117	2,260,851	—		16,443,968
Operating income	5,054,182	(303,332)	65,667		4,816,517
Interest expense, net	963,982	—	276,600	(d)	1,240,582
Minority interest earnings	87,298	—	—		87,298
Other income	(5,332)	(195,693)	—		(201,025)
Income before income tax expense	4,008,234	(107,639)	(210,933)		3,689,662
Income tax expense	1,493,361	(24,600)	(80,155	)(c)(d)	1,388,606
Net income	$2,514,873	(83,039)	(130,778)		2,301,056
Net income per share:
Basic	$0.50				$0.46
Diluted	$0.45				$0.41
Weighted average common shares outstanding:
Basic	5,022,532				5,022,532
Diluted	5,571,068				5,571,068

UFP TECHNOLOGIES, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

On January 18, 2008, UFP Technologies, Inc. (“UFP”) announced that it had completed its acquisition of Stephenson & Lawyer, Inc. (“S&L”).  The cash purchase price paid was $6,915,000.  UFP also recorded a future liability of $410,000 for the balance of the purchase price and related costs.

The unaudited pro forma condensed combined balance sheet presents the financial position of UFP and S&L as of September 30, 2007, assuming that the transaction occurred as of that date.  Such pro forma information is based on the unaudited historical balance sheets of UFP and S&L as of September 30, 2007.

As required by Rule 11-03 of Regulation S-X, the unaudited pro forma condensed combined statements of operations assumes that the transaction occurred as of the beginning of the earliest period presented, January 1, 2006.  The unaudited pro forma condensed combined statements of operations reflect UFP and S&L’s historical results of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007.

The Company believes that the assumptions used in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting all of the significant effects of the acquisition and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma condensed combined financial statements.

2.              Reclassifications

Certain balances for the historical operations of S&L for the year ended December 31, 2006 and the nine months ended September 30, 2007 have been reclassified to conform to UFP’s financial statements presentation.

3.              Pro Forma Adjustments

Pro forma adjustments to the unaudited condensed combined balance sheet as of September 30, 2007 and the unaudited condensed combined statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 are as follows:

(a)                      These columns reflect the historical balance sheets and statements of operations of the respective companies.  Certain reclassifications have been made to the historical balances of S&L to conform to the presentation used by UFP.

(b)                     The purchase price of S&L, for purposes of preparing these unaudited pro forma combined financial statements, is $5,121,000 net of cash and short-term investments acquired of $2,144,000 and includes transaction costs of $100,000.  The allocation of purchase price and purchase price accounting is based on estimates of fair value of assets and liabilities acquired on January 18, 2008, in accordance with Statement of Financial Accounting Standard No. 141, “Business Combinations.”  The following tables summarize the estimated allocation of purchase price:

Purchase price:
Cash paid at closing	$6,915,000
Transaction costs	100,000
Cash to be paid in the future	310,000
Gross purchase price	7,325,000
Less cash acquired	(2,144,000)
Total purchase price net of cash acquired	$5,181,000

Allocation:
Cash and short-term investments	$2,144,000
Accounts receivable	1,737,000
Inventories	1,842,000
Prepaid expenses	45,000
Deferred taxes	182,000
Property, plant, and equipment	2,620,000
Total assets	8,570,000
Accounts payable	350,000
Accrued liabilities	695,000
Other liabilities	200,000
Net assets acquired	$7,325,000

With the exception of S&L real estate that has been stepped up in value, management estimates that the fair market value of all assets acquired and liabilities assumed approximates book value.

(c)                      Adjustment includes additional depreciation on revalued assets of $5,333 and the ($71,000) effect on cost of goods sold had the Company adopted the FIFO inventory method at the beginning of the period.

(d)                     Adjustment includes either the loss of interest earned or addition of interest expense on the cash purchase price disbursed.

(e)                      Adjustment includes the elimination of certain officer life insurance policies that were not included in the assets acquired.

(f)                        Adjustment includes the offset of property, plant, and equipment and accumulated depreciation based upon the book value of S&L assets.